SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549






                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  January 24, 1995


             SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)


   Connecticut                1-9157                   06-1157778
(State or other             (Commission             (I.R.S. Employer
jurisdiction of              File Number)            Identification No.)
incorporation)


227 Church Street, New Haven, Connecticut              06510
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (203)  771-5200


                             Not Applicable
        (Former name or former address, if changed since last report)












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Item 5. Other Events.

    The registrant announced today that earnings for 1994 were $178 million or $2.77 per share. This compares with 1993 earnings from continuing operations of $161 million or $2.53 per share, excluding the 1993 restructuring charge, an extraordinary charge and accounting changes.
With those charges, the registrant recorded a net loss for 1993 of ($318) million or ($4.99) per share.

    Consolidated revenues and sales for 1994 rose 4 percent to $1,717 million.

    On January 20, Standard & Poor's ("S&P") lowered its rating on the registrant's senior unsecured debt to A plus from AA and commercial paper rating to A-1 from A-1 plus. S&P affirmed its AA senior unsecured rating for the registrant's wholly-owned subsidiary, The Southern New England Telephone Company ("Telephone Company"). All ratings were removed from CreditWatch, where they were placed on November 23, 1994 after the registrant announced its plans to finance a proposed cellular telephone acquisition with debt.
S&P assigned a negative outlook to all long-term debt ratings expressing concerns over the registrant's proposed $450 million cellular acquisition, and the Telephone Company's capital requirements to fund the $4.5 billion I-SNET fiber-optic network, regulatory uncertainty and rising competitive pressures.

    The news release providing the earnings announcement is filed as an exhibit hereto and is incorporated herein by reference.


Item 7. Financial Statements, Pro forma Financial
         Information and Exhibits.

    Ex. 20  News release issued January 24, 1995.


























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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SOUTHERN NEW ENGLAND
                                          TELECOMMUNICATIONS CORPORATION



Dated: January 25, 1995               By:   /s/ Madelyn M. DeMatteo
                                                Madelyn M. DeMatteo
                                                     Secretary




































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           SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION

                                 FORM 8-K

                              EXHIBIT INDEX




     Exhibit
     Number

       20   News release issued January 24, 1995.